UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2023

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 17, 2023, Emergent BioSolutions Inc. (the “Company”) entered into a First Amendment (the “Waiver Amendment”) to the Consent, Limited Waiver, and Third Amendment to the Amended and Restated Credit Agreement dated February 14, 2023 (the “Credit Agreement Amendment”) among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and certain lenders party thereto. The Waiver Amendment amends the Credit Agreement Amendment that amended the Amended and Restated Credit Agreement, dated as of October 15, 2018 (the “Existing Credit Agreement”), among the Company, the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent (as previously amended, restated, amended and restated, supplemented or otherwise modified, the “Existing Credit Agreement”) relating to the Company’s senior secured credit facilities consisting of a senior revolving credit facility (the “Revolving Credit Facility”) and senior term loan facility (the “Term Loan Facility,” and together with the Revolving Credit Facility, the “Senior Secured Credit Facilities”).
Pursuant to the Waiver Amendment the requisite Lenders have agreed to extend the limited waiver (the “Extended Limited Waiver”) of any defaults or events of default that result from (a) any violation of the financial covenants set forth in the Existing Credit Agreement with respect to the fiscal quarters ending December 31, 2022 and March 31, 2023 and (b) any going concern qualification or exception contained in the audited financial statements for the fiscal year ending December 31, 2022. The Extended Limited Waiver expires on the earlier to occur of (i) any other event of default under the Existing Credit Agreement and (ii) May 17, 2023. During the period of the Limited Waiver, the Company is working with lenders under the Existing Credit Agreement in connection with replacing the current credit facility before it matures with revised terms and conditions.
The foregoing descriptions of the terms and conditions of the Waiver Amendment do not purport to be complete and are qualified in their entireties by reference to the full text of the Waiver Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.
Item 7.01 Regulation FD Disclosure.
On April 17, 2023, the Company issued a statement related to the Waiver Amendment. A copy of the statement is furnished as Exhibit 99 hereto.
Item 9.01.  Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Company Statement issued on April 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: April 17, 2023	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer